Exhibit 99.1

GRANAHAN MCCOURT ACQUISITION CORPORATION ANNOUNCES FULFILLMENT OF
CONDITION FOR SIX MONTH EXTENSION TO COMPLETE A BUSINESS COMBINATION

New York, New York, April 24, 2008 - Granahan McCourt Acquisition Corporation (AMEX: GHN, GHN.U, GHN.WS) (the “Company”) announced today that it has met the condition under its Fourth Amended and Restated Certificate of Incorporation that permits it until October 24, 2008 to complete an appropriate acquisition meeting the criteria set forth therein.  The Company expects to announce a definitive agreement for a business combination shortly.

Additionally, the Company announced that in its 2006 and 2007 financial statements included in the Company’s Annual Report on Form 10-K for the period ending December 31, 2007, the auditor’s opinion contained a “going concern” qualification.  According to Sections 401(h) and 610(b) of the American Stock Exchange Company Guide, the Company is required to publicly disclose that it has received an audit opinion that contains a going concern qualification.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s SEC reports, including the Form 10-K for the period ended December 31, 2007.

About Granahan McCourt Acquisition Corporation

Granahan McCourt Acquisition Corporation is a blank check company organized on July 10, 2006 for the purpose of acquiring one or more assets or operating businesses in the telecommunications and media industries through a merger, capital stock exchange, asset or stock acquisition or other similar business combination.  Granahan McCourt Acquisition Corporation does not have significant operations.

Investor Contact:

Erach Desai

Integrated Corporate Relations

617-956-6732